Exhibit 99.1

Table VI
Description of Open Loans of Prior Limited Partnerships
(unaudited)
NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Three Year Summary of Loans Originated by Prior Limited Partnerships. During the three-year period ending December 31, 2007, loans were made by prior programs with investment objectives similar to those of the partnership.  The following table provides a summary of the loans originated for the three-year period as of December 31, 2007.  The last column of the following chart reflects total outstanding loan balances on all loans for each prior program including those which originated prior to the three (3) year period ending December 31, 2007.

Name of partnership	Number of Loans	Estimated Total Amount of Loans Made 01/01/05 to 12/31/07	Outstanding Loan Balances Originated 01/01/05 to 12/31/07	Total Outstanding Loans as of 12/31/07
CMI	6	$531,750	—	—
RMI	1	$75,000	—	—
RMI II	0	—	—	—
RMI III	7	$776,750	—	—
RMI IV	26	$5,360,951	$2,709,669	$2,795,811
RMI V	15	$1,980,500	$1,045,997	$1,120,793
TOTAL	55	$8,724,951	$3,755,666	$3,916,604

Name of partnership	Number of Loans	Estimated Total Amount of Loans Made 01/01/05 to 12/31/07	Outstanding Loan Balances Originated 01/01/05 to 12/31/07	Total Outstanding Loans as of 12/31/07
RMI VI	39	$8,544,795	$4,694,898	$4,944,898
RMI VII	43	$11,423,911	$5,417,638	$6,202,522
RMI VIII	154	$469,995,953	$269,679,082	$305,567,954
TOTAL	236	$489,964,659	$279,791,618	$316,715,374

A further breakdown of these loans according to the type of deed of trust, the California County location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Private Partnerships:

Loans
	First Trust Deeds	$5,715,651
	Second Trust Deeds	$2,953,300
	Third Trust Deeds	$56,000
Total		$8,724,951
Location of Loans
	Santa Clara	$1,275,000
	Alameda	$1,112,500
	Solano	$970,000
	Contra Costa	$932,800
	San Mateo	$770,000
	Los Angeles	$531,000
	San Francisco	$500,000
	San Diego	$439,500
	San Joaquin	$437,500
	El Dorado	$371,000
	Mariposa	$225,000
	Monterey	$203,500
	Santa Cruz	$185,000
	Napa	$175,000
	Sacramento	$147,000
	Placer	$142,500
	Riverside	$125,000
	Stanislaus	$110,651
	Tuolumne	$72,000
Total		$8,724,951
Type of Property
	Single Family (1-4 units)	$6,615,800
	Commercial	$1,998,500
	Raw Land	$110,651
	Apartments	—
Total		$8,724,951

A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Public Partnerships:

Loans
	First Trust Deeds	$238,530,764
	Second Trust Deeds	$240,220,895
	Third Trust Deeds	$11,213,000
Total		$489,964,659
Location of Loans
	San Francisco	$137,366,925
	Alameda	$63,839,500
	Los Angeles	$56,529,020
	Sacramento	$54,126,250
	Contra Costa	$35,075,500
	San Mateo	$29,903,500
	Santa Clara	$23,458,250
	Napa	$18,565,000
	Solano	$12,602,000
	San Diego	$8,076,000
	San Joaquin	$6,972,200
	Butte	$6,873,300
	Fresno	$6,795,615
	Riverside	$5,382,500
	Sonoma	$4,945,000
	Marin	$4,635,000
	Sutter	$4,463,900
	Amador	$2,635,000
	Placer	$2,232,500
	Stanislaus	$990,649
	Orange	$697,000
	Monterey	$633,000
	Kern	$568,000
	San Bernardino	$563,000
	El Dorado	$200,000
	Santa Cruz	$130,000
	All Others	$1,706,050
Total		$489,964,659
Type of Property
	Single Family (1-4 units)	$308,921,310
	Commercial	$150,133,500
	Raw Land	$21,684,849
	Apartments	$9,225,000
Total		$489,964,659